Exhibit 99.1

Internap Reports Third Quarter 2008 Financial Results

●	Record revenues of $65.4 million, an increase of 4.9 percent versus the second quarter of 2008 and 8.2 percent compared with the third quarter of 2007;

●	Adjusted EBITDA(1) of $10.0 million, up 81.6 percent compared with the second quarter 2008;

●	Adjusted EBITDA margin(1) of 15.2 percent, a increase of 640 basis points over the second quarter 2008;

●	Year-to-date operating cash flow of $30.6 million;

●	On track to complete 40,000 sq. ft. data center deployment plan at company-controlled facilities in the fourth quarter 2008.

ATLANTA, GA – (November 6, 2008) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast and reliable end-to-end Internet business solutions, today reported third quarter financial results, highlighted by record revenues and strong operating margins. Strength in data center services and solid IP services revenue drove results.

“Internap posted record revenues and expanded margins in the third quarter, demonstrating focus and discipline in the face of a weak economy and signaling that we have begun to restore predictability and stability to our business,” said James P. DeBlasio, chief executive officer of Internap. “Data center revenue grew nicely and our expansion plans are on track, delivering incremental capacity to satisfy customer demand, resulting in robust top line growth. Internap’s core IP services business also performed well and we benefitted from efforts to reduce churn and proactively manage our customers’ Performance IP pricing. During the third quarter, we added important new features to our content delivery network and increased reliability by further integrating our CDN with our IP network. These positive results underscore our confidence that Internap’s unique bundled-services approach, strong balance sheet, and durable subscription based business model will enable the company to weather the challenges of a difficult economy and position the Company for consistent growth going forward.”

Third quarter 2008 revenues were $65.4 million, an increase of 8.2 percent compared with the third quarter of 2007 and 4.9 percent sequentially. The year-over-year improvement was primarily due to an increase in data center services revenue as increased data center square footage and continued pricing strength both benefitted the year-over-year comparison. Since the beginning of the year, Internap has deployed more than 36,000 square feet in partner and Internap-operated data center facilities. Compared to the prior quarter, continued demand for the Company’s data center services and improvement in IP Services revenue more than offset a quarter over quarter decline in CDN services.

GAAP net loss the third quarter of 2008 was $(101.4) million, or $(2.06) per diluted share compared with GAAP net income of $1.4 million or $0.03 per diluted share for the third quarter of 2007. Third quarter GAAP net loss includes a previously announced non-cash goodwill and other intangible asset impairment charge, which totals $102.3 million.

Normalized net income(1) and normalized net income per diluted share(1), which exclude the impact of this impairment charge and other non-recurring items and stock-based compensation, was $2.8 million, or $0.06 per diluted share in the third quarter 2008.

Adjusted gross profit(1) was $30.0 million, an increase of 4.0 percent versus the second quarter 2008. Year-over-year adjusted gross profit (1) declined 3.7 percent. Adjusted gross margin(1) was 45.9 percent in the third quarter of 2008, decreasing 40 basis points from 46.3 percent in the second quarter of 2008. Compared with the third quarter 2007, adjusted gross margin(1) declined 570 basis points. Both the year-over-year and sequential decreases in margin were primarily driven by a decline in data center gross margins which fell due to the planned roll-out of additional company-controlled capacity during the quarter. IP services and CDN services adjusted gross margins also contributed to the decreases as per-unit pricing declines more than offset higher traffic volume and increased operating leverage.

Adjusted EBITDA(1) in the third quarter of 2008 was $10.0 million, an increase of $4.5 million over the second quarter of 2008. Compared with the same quarter in the prior year, Adjusted EBITDA(1) decreased of $0.5 million or 5.0 percent. Adjusted EBITDA margin(1) improved 640 basis points sequentially to 15.2 percent. Year over year, adjusted EBITDA margin(1) fell 220 basis points. The increase compared with the second quarter 2008 was primarily attributable to a decrease in bad debt expense and lower sales and marketing costs. The year-over-year decline in adjusted EBITDA margin(1) was the result of lower total gross margins.

The Company ended the quarter with $64.4 million in cash, restricted cash and short-term investments compared with $68.3 million at the end of the second quarter of 2008. Total debt, including capital lease obligations was $20.7 million in the third quarter 2008, approximately flat with the previous quarter’s outstanding balance.

Internap had 3,671 customers under contract in the third quarter of 2008, a net decrease of 97 customers compared with the second quarter 2008. New accounts this period included Readytech Corporation and Tribune Company.

Internap reaffirmed its outlook for full-year 2008 financial results:

— Full year revenue growth of 9 to 13 percent over 2007;

— Full year adjusted EBITDA(1) in the range of 11 to 15 percent of total revenues; and

— Full year capital expenditures in the range of $45 - $50 million.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled “Reconciliation of Net (Loss) Income to Adjusted EBITDA,” “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” and “Reconciliation of Gross Margin to Adjusted Gross Margin.” This information is also available on our Web site under the Investor Services heading.

Conference Call Information:

Internap’s third quarter 2008 conference call will be held today at 5:00 p.m. EST. Participants may access the call by dialing 800-431-4190. International callers should dial 913-312-0835. Listeners may also connect to the simultaneous webcast available from the investor relations section of the company’s web site at http://ir.internap.com/events.cfm. A replay of the call will be accessible from Thursday, November 6 at 8 p.m. EST through Wednesday, November 12 at 888-203-1112 using the replay code 2366145. International callers can access the archived event at 719-457-0820 with the same code.

About Internap

Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,700 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is “Making Innovation Possible.” For more information, visit www.internap.com.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Internet protocol (IP) services	$31,660	$30,217	$93,179	$89,273
Data center services	28,738	21,888	80,434	59,842
Content delivery network (CDN) services	5,001	5,618	16,164	12,892
Other	—	2,703	—	10,447
Total revenues	65,399	60,426	189,777	172,454
Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,347	10,752	34,038	31,665
Data center services	22,061	14,523	60,213	42,922
CDN services	1,996	1,860	6,000	4,481
Other	—	2,137	—	8,449
Direct costs of amortization of acquired technologies	3,049	1,228	5,507	2,936
Direct costs of customer support	3,950	4,495	12,518	12,212
Product development	2,072	1,733	6,416	4,735
Sales and marketing	7,394	8,691	23,934	23,222
General and administrative	7,508	7,605	23,333	23,146
Provision for doubtful accounts	1,133	423	4,830	1,049
Goodwill impairment	99,700	—	99,700	—
Restructuring and impairments	715	—	715	11,349
Acquired in-process research and development	—	—	—	450
Depreciation and amortization	6,146	5,903	17,226	16,727
Gain on disposals of property and equipment	—	—	(16)	(5)
Total operating costs and expenses	167,071	59,350	294,414	183,338
(Loss) income from operations	(101,672)	1,076	(104,637)	(10,884)

Non-operating (income) expense:
Interest income	(444)	(616)	(1,652)	(1,981)
Interest expense	341	245	831	736
Write-off of investment	—	—	—	1,178
Other, net	(6)	(15)	97	(34)
Total non-operating income	(109)	(386)	(724)	(101)

(Loss) income before income taxes and equity in earnings of equity method investment	(101,563)	1,462	(103,913)	(10,783)
(Benefit) provision for income taxes	(65)	121	232	277
Equity in earnings of equity-method investment, net of taxes	(93)	(42)	(242)	(66)
Net (loss) income	$(101,405)	$1,383	$(103,903)	$(10,994)

Net (loss) income per share:
Basic	$(2.06)	$0.03	(2.11)	(0.24)
Diluted	$(2.06)	$0.03	$(2.11)	$(0.24)

Weighted average shares used in per share calculations:
Basic	49,294	48,761	49,204	46,238
Diluted	49,294	49,709	49,204	46,238

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$51,586	$52,030
Short-term investments in marketable securities	12,825	19,569
Accounts receivable, net of allowance of $8,384 and $5,470, respectively	32,474	36,429
Inventory	447	304
Prepaid expenses and other assets	9,534	8,464
Deferred tax asset, current portion	44	479
Total current assets	106,910	117,275

Property and equipment, net of accumulated depreciation of $179,771 and $165,543, respectively	83,421	65,491
Investments	7,938	1,138
Intangible assets, net of accumulated amortization of $28,694 and $23,921, respectively	35,599	43,008
Goodwill	90,977	190,677
Restricted cash	—	4,120
Deposits and other assets	2,880	2,287
Deferred tax asset, non-current	2,780	3,014
Total assets	$330,505	$427,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$—	$2,413
Accounts payable	22,611	19,624
Accrued liabilities	10,072	10,159
Deferred revenues, current portion	4,156	4,807
Capital lease obligations, current portion	635	805
Restructuring liability, current portion	1,853	2,396
Other current liabilities	114	108
Total current liabilities	39,441	40,312

Notes payable, less current portion	20,000	17,354
Deferred revenues, less current portion	2,252	2,275
Capital lease obligations, less current portion	86	452
Restructuring liability, less current portion	6,742	7,697
Deferred rent	13,454	11,011
Deferred tax liability	—	398
Other long-term liabilities	793	878
Total liabilities	82,768	80,377

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,213 and 49,759 shares outstanding at September 30, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	1,214,685	1,208,191
Accumulated deficit	(965,913)	(862,010)
Accumulated other comprehensive income	(746)	402
Treasury stock, at cost, 71 shares at September 30, 2008	(339)	—
Total stockholders’ equity	247,737	346,633
Total liabilities and stockholders’ equity	$330,505	$427,010

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(103,903)	$(10,994)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and other intangible asset impairments	102,336	2,454
Write-off of investment	—	1,178
Acquired in-process research and development	—	450
Depreciation and amortization	20,883	19,663
Provision for doubtful accounts	4,829	1,049
Equity in earnings of equity-method investment, net of taxes	(242)	(66)
Non-cash changes in deferred rent	2,443	(955)
Stock-based compensation expense	6,371	6,638
Deferred income taxes	271	—
Other, net	(225)	122
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	(1,037)	(10,377)
Inventory	(143)	107
Prepaid expenses, deposits and other assets	(1,489)	(772)
Accounts payable	2,987	1,850
Accrued and other liabilities	(481)	(1,889)
Deferred revenues	(511)	1,224
Accrued restructuring	(1,498)	5,973
Net cash provided by operating activities	30,591	15,655

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(34,063)	(22,474)
Purchases of investments in marketable securities	(19,925)	(33,675)
Maturities of investments in marketable securities	19,452	24,161
Change in restricted cash, excluding effects of acquisition	4,120	(3,710)
Cash received from acquisition, net of costs incurred for the transaction	—	3,203
Proceeds from disposal of property and equipment	—	5
Net cash used in investing activities	(30,416)	(32,490)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, net of discount	—	19,742
Principal payments on notes payable	—	(11,318)
Payments on capital lease obligations	(601)	(1,419)
Stock compensation plans	78	7,686
Debt issuance costs	(16)	(69)
Other, net	(80)	(59)
Net cash (used in) provided by financing activities	(619)	14,563

Net (decrease) in cash and cash equivalents	(444)	(2,272)
Cash and cash equivalents at beginning of period	52,030	45,591
Cash and cash equivalents at end of period	$51,586	$43,319
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Common stock issued and stock options assumed for acquisition of VitalStream	$—	$208,293

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), normalized diluted shares and adjusted gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is net (loss) income. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is net (loss) income plus impairments and restructuring, stock based compensation expense, depreciation and amortization, income taxes and interest expense less interest income

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues

●	Normalized net income (loss) is net (loss) income plus impairments and restructuring and stock-based compensation expense

●	Normalized diluted shares are diluted common shares outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares

●	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales

●	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as asset impairments and restructuring to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of the Company’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Asset impairments relate to the Company’s write-down of goodwill and other intangible assets recorded in the acquisition of VitalStream Holdings, Inc. in February 2007. Restructuring reflects a nominal adjustment for severance costs that were ultimately not paid. Management believes that such asset impairment and restructuring charges were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of the Company’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments and restructuring and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of impairments, restructuring and stock-based compensation expense, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company’s deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30 2008	June 30, 2008	September 30, 2007
Net (loss) income (GAAP)	$(101,405)	$(3,237)	$1,383
Impairments and restructuring*	102,265	—	—
Stock-based compensation expense	1,922	2,074	2,223
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services**	7,345	6,928	7,131
(Benefit) provision for Income taxes	(65)	46	121
Interest (income) expense, net	(103)	(327)	(371)
Adjusted EBITDA (non-GAAP)	$9,959	$5,484	$10,487

*Includes $1,850 impairment for developed technology that is included in the caption “Direct costs of amortization of acquired technologies” on our statements of operations. The Company previously filed a Current Report on Form 8-K on October 29, 2008 to announce this impairment charge, originally estimated to be $101.7 million in the aggregate. The Company has since determined the aggregate impairment charge to be $102.3 million due to a reevaluation of the non-cash impairment charge in developed advertising technology.

**Excludes $1,850 impairment for developed technology, noted above.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
Net (loss) income (GAAP)	$(101,405)	$(3,237)	$1,383
Impairments and restructuring*	102,265	—	—
Stock-based compensation expense	1,922	2,074	2,223
Normalized net income (loss) (non-GAAP)	$2,782	$(1,163)	$3,606

Shares used in per share calculation:
Basic (GAAP)	49,294	49,208	48,761

Diluted (GAAP)	49,294	49,208	49,709
Add potentially dilutive securities	70	—	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	(70)	—	(507)
Normalized diluted shares (non-GAAP)	49,294	49,208	49,202

GAAP net (loss) income per share:
Basic	$(2.06)	$(0.07)	$0.03
Diluted	$(2.06)	$(0.07)	$0.03

Normalized net income (loss) per share (non-GAAP):
Basic	$0.06	$(0.02)	$0.07
Diluted	$0.06	$(0.02)	$0.07

*Includes $1,850 impairment for developed technology that is included in the caption “Direct costs of amortization of acquired technologies” on our statements of operations. The Company previously filed a Current Report on Form 8-K on October 29, 2008 to announce this impairment charge, originally estimated to be $101.7 million in the aggregate. The Company has since determined the aggregate impairment charge to be $102.3 million due to a reevaluation of the non-cash impairment charge in developed advertising technology.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
Revenues:
Internet protocol (IP) services	$31,660	$30,395	$30,217
Data center services	28,738	26,511	21,888
Content delivery network (CDN) services	5,001	5,419	5,618
Other	—	—	2,703
Total revenues	65,399	62,325	60,426

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,347	11,401	10,752
Data center services	22,061	20,028	14,523
CDN services	1,996	2,055	1,860
Other	—	—	2,137
Direct cost of amortization of acquired technology	3,049	1,229	1,228
Direct cost of customer support	3,950	4,203	4,495
Depreciation and amortization associated with cost of sales	5,327	4,975	4,765
Total cost of sales	47,730	43,891	39,760

Gross profit (GAAP)	$17,669	$18,434	$20,666
Gross margin (GAAP)	27.0%	29.6%	34.2%

Direct cost of customer support	$3,950	$4,203	$4,495
Depreciation and amortization:
Included in direct cost of network, sales and services	3,049	1,229	1,228
Associated with cost of network, sales and services	5,327	4,975	4,765

Adjusted gross profit (non-GAAP)	$29,995	$28,841	$31,154
Adjusted gross margin (non-GAAP)	45.9%	46.3%	51.6%